Exhibit 99.1

Astrana Health Announces Definitive Agreement to Acquire
Certain Businesses and Assets of Prospect Health System

ALHAMBRA, Calif., November 8, 2024 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced that it and its affiliated professional entities have entered into a definitive agreement to acquire Prospect Health ("Prospect"), which consists of certain businesses and assets relating to Prospect Health System, including its California licensed health care service plan (Prospect Health Plan), medical groups in California, Texas, Arizona and Rhode Island (Prospect Medical Groups), management service organization (Prospect Medical Systems), pharmacy (RightRx), and Alta Newport Hospital dba Foothill Regional Medical Center, a fully accredited acute care hospital with 177 licensed beds.

Prospect is an integrated care delivery system which facilitates and coordinates the delivery of high-quality clinical care for all. With a network of around 3,000 primary care providers and 10,000 specialists across Southern California, Texas, Arizona, and Rhode Island, Prospect is enabling providers to deliver payer-agnostic, patient-centered care to approximately 610,000 members across Medicare Advantage, Medicaid, and Commercial lines of business.

"The acquisition of Prospect would represent the combination of two organizations with decades-long histories of enabling independent providers and coordinating the delivery of high-quality care for all. We believe that our organizations share a common culture of patient centricity and a shared mission to provide high-quality care tailored to local communities," said Brandon K. Sim, President and CEO of Astrana.

"This strategic transaction will significantly expand our provider network and enhance our ability to offer increased access, quality, and value for our members. Prospect’s established presence in key markets also opens new opportunities for Astrana, particularly in geographically adjacent Orange County, California, where we today have limited operations. We believe this acquisition continues to solidify Astrana as our nation’s leading healthcare delivery platform, enabling us to deliver technology-driven, longitudinal, and patient-centered care to an estimated combined 1.7 million members across the country."

Jim Brown, CEO of Prospect, said, “We are excited at the opportunity to partner with Astrana to build a larger, stronger, and more coordinated care delivery network which we expect will benefit our communities by increasing access, quality, value, and efficiency. We believe the strong cultural alignment, cohesive missions, and clear financial and operational synergies between our companies make Astrana the ideal partner for us. We look forward to working together to further our joint mission of delivering high-quality, affordable, and accessible care for all.”

Astrana plans to make significant investments in Prospect and its infrastructure in order to further enhance access and quality of care for patients in local communities. The partnership between Astrana and Prospect will help ensure that healthcare remains local and personalized for patients across four states.

Additional details regarding Astrana’s planned acquisition of Prospect can be found on the Company’s Investor Relations website.

Transaction Details

Under the terms of the agreement, subject to satisfaction of customary conditions, Astrana plans to acquire the Prospect businesses and assets for a purchase price of $745 million. Astrana expects to fund the transaction using a combination of cash on hand and a $1,095 million 364-day senior secured bridge commitment provided by Truist Bank and J.P. Morgan.

Prospect is expected to generate approximately $1.2 billion in revenue with expected adjusted EBITDA of approximately $81 million for the twelve months ending December 31, 2024.

Astrana’s acquisition of Prospect is expected to close in the middle of 2025, subject to regulatory approval and other customary closing conditions.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Astrana, and Russ August & Kabat LLP is serving as legal advisor for Astrana. Morgan Stanley & Co. LLC is serving as lead financial advisor to Prospect, and Sheppard, Mullin, Richter & Hampton LLP is serving as legal advisor to Prospect. Guggenheim Partners is also serving as a financial advisor to Prospect.

Conference Call and Webcast Information:

Astrana will host a conference call at 5:30 a.m. PT/8:30 a.m. ET today (Friday, November 8, 2024), during which management will discuss the details of the transaction. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810
International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=26JyTYKy.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the press release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

About Astrana Health, Inc.

Astrana is a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all. Leveraging its proprietary end-to-end technology solutions, Astrana operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, Astrana serves over 12,000 providers and over 1.1 million Americans in value-based care arrangements. Its subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), accountable care organizations (ACOs), and care delivery entities across primary, multi-specialty, and ancillary care. For more information, please visit www.astranahealth.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements include words such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, risks arising from the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the acquisition described in this press release, outcome of any litigation that the Company or Prospect may become subject to relating to such acquisition, the extent of, and the time necessary to obtain, any regulatory approvals required for completion of the acquisition, risks of disruption to the Company’s business as a result of the public announcement of the acquisition, the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements relating to the acquisition, an inability to complete the acquisition in a timely manner or at all, including due to a failure of any condition to the closing of the acquisition to be satisfied or waived by the applicable party, the occurrence of any event, change or other circumstance that could give rise to the termination of any of the agreements to the acquisition, a decline in the market price for the Company’s common stock if the acquisition is not completed, risks that the acquisition disrupts current plans and operations of the Company or Prospect and potential difficulties in Prospect’s employee retention as a result of the acquisition, the Company’s ability to successfully obtain funding of, and pay the interest and principal on, the Bridge Facility provided for in the Commitment Letter, and the ability to implement business plans, forecasts and other expectations after the completion of the acquisition, realize the intended benefits of the acquisition, and identify and realize additional opportunities following the acquisition, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended or supplemented by additional risk factors set forth in subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise, except as may be required by any applicable securities laws.

Pro Forma Measures

This press release includes pro forma information that gives effect to the consummation of the acquisition. The combined company forward-looking financial data are for illustrative purposes only and should not be relied on as necessarily being indicative of future results. The assumptions and estimates underlying the combined company forward-looking financial data are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including those under “Forward Looking Statements” above. Combined company forward-looking financial data is inherently uncertain due to a number of factors outside of the Company’s or Prospect’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after completing the proposed acquisition or that actual results will not differ materially from those presented in the combined company forward-looking financial data. Inclusion of combined company forward-looking financial data in this press release should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Readers are cautioned not to place undue reliance on the pro forma combined company financial information.

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measure Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. This measure is not in accordance with, or an alternative to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of its operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation.

The Company believes the presentation of this non-GAAP financial measure provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, this non-GAAP financial measure is among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate Adjusted EBITDA differently, limiting the usefulness of this measure for comparative purposes. The Company has not provided a quantitative reconciliation of the projected adjusted EBITDA in 2024 for Prospect to the most comparable GAAP measure, net income, on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations

(626) 943-6491

Asher Dewhurst, ICR Westwicke

investors@astranahealth.com